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                                                                     EXHIBIT 3.6

                      REGULATIONS AND OPERATING AGREEMENT
                                       OF
                             P & A Remediation, LLC


                               ARTICLE I. OFFICES

         1.1 Principal Office. The principal office of the Company in the State of Texas shall be located at 1026 W. Main, Lewisville Texas. The Company may have such other offices, either within or without the state of Texas as the Members may designate or as the business of the Company may from time to time require.

         1.2 Registered Office. The address of the initial registered office of the Company is 1026 W. Main, Lewisville Texas, and the initial registered agent at such address is Richard C. Smith. The registered office and the registered agent may be changed from time to time by action of the Members and by filing the prescribed form with the Texas Secretary of State.

                              ARTICLE II. MEETINGS

         2.1 Annual Meeting. The annual meeting of the Members shall be held the first Wednesday in the month of September in each year, beginning with the year 1999 at the hour of 10:00 o'clock a.m., for the purpose of the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election shall not be held on the day designated herein for the annual meeting of the Members, or at any adjournment thereof, the Members shall cause the election to be held at a special meeting of the Members as soon thereafter as it may conveniently be held.

         2.2 Regular Meetings. The Members may by resolution prescribe the time and place for the holding of regular meetings and may provide that the adoption of such resolution shall constitute notice of such regular meetings.

         2.3 Special Meetings. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Presiding Member or by any two Members.

         2.4 Notice of Meeting. Written or telephonic notice stating the place, day and hour of the meeting and, in case of a special meeting, the purposes for which the meeting is called shall be delivered not less than three days before the date of the meeting, either personally or by mail, by or at the direction of the Presiding Member, to each Member of record entitled to vote at such meeting, If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Member at his address as it appears on the books of the Company, with postage thereon prepaid. When all the Members of the Company are present at any meeting, or if those not present sign in writing a waiver of notice of such meeting, or subsequently ratify all the proceedings


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thereof, the transactions of such meeting are as valid as if a meeting were formally called and notice had been given.

         2.5 Quorum. At any meeting of the Members, a majority of the equity interests, as determined by the capital contribution of each Member as reflected on the books of the Company, represented in person or by proxy, shall constitute a quorum at a meeting of the Members. If less than said majority of the equity interests are represented at a meeting, a majority of the interests so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

         2.6 Proxies. At all meetings of Members, a Member may vote by proxy executed in writing by the Member or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Presiding Member of the Company before or at the time of the meeting. No proxy shall be valid after three months from date of execution, unless otherwise provided in the proxy.

         2.7 Voting by Certain Members. Management Certificates held in the name of a corporation, partnership or company may be voted by such officer, partner, agent or proxy as the Bylaws of such entity may prescribe or, in the absence of such provision, as the Board of Directors of such entity may determine. Certificates held by a trustee, personal representative, administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such certificates into his name.

         2.8 Manner of Acting.

                  2.8.1 Formal action by Members. Ordinarily, the act of a majority of the Members present at a meeting at which a quorum is present shall be the act of the Members. Upon demand of any Member, voting on a particular issue shall be in accordance with percentage of equity ownership in the company.

                  2.8.2 Procedure. The Presiding Member of the Company shall preside at meetings of the Members, may move or second any item of business, but shall not vote upon any matter when there is an even number of Members present and the Members are evenly divided as to an issue. A record shall be maintained of the meetings of the Members. The Members may adopt their own rules of procedure, which shall not be inconsistent with this Operating Agreement.

                  2.8.3 Presumption of Assent. A Member of the Company, who is present at a meeting of the Members, at which action on any mailer is taken, shall be presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the secretary of the meeting immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Member who voted in favor of such action.

                  2.8.4 Informal Action of Members. Unless otherwise provided by law, any action required to be taken at a meeting of the Members, or any other action which may be taken at a meeting of the Members, may be taken without a meeting if a consent in writing, setting forth the


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action so taken, shall be signed by all the Members entitled to vote with respect to the subject matter thereof.

         2.9 Order of Business. The order of business at all meetings of the Members, shall be as follows:

         1. Roll Call.
         2. Proof of notice of meeting or waiver of notice.
         3. Reading of minutes of preceding meeting.
         4. Report of the Executive Officer.
         5. Reports of Committees.
         6. Unfinished Business.
         7. New Business.

         2.10 Telephonic Meeting. Members of the Company may participate in any meeting of the Members by means of conference telephone or similar communication if all persons participating in such meeting can hear one another for the entire discussion of the matter(s) to be voted upon. Participating in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                                  ARTICLE III
                                FISCAL MATTERS

         3.1 Fiscal Year. The fiscal year of the Limited Liability Company shall begin on the first day of January and end on the last day of December each year, unless otherwise determined by resolution of the Members.

         3.2 Deposits. All funds of the Limited Liability Company shall be deposited from time to time to the credit of the Limited Liability Company in such banks; trust companies or other depositories as the Members may select.

         3.3 Checks. Drafts. Etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Company shall be signed by the Executive Officer or by such Member or Members as the Members may by Bank Form of Resolution or other action specify.

         3.4 Loans. No loans shall be contracted on behalf of the Limited Liability Company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Members. Such authority may be general or confined to specific instances.

         3.5 Contracts. The Members may authorize any Member or agent of the Company to enter into any contract or execute any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

         3.6 Accountant. An Accountant may be selected from time to time by the Members to perform such tax and accounting services as may, from time to time, be required. The Accountant may be removed by the Members without assigning any cause.

         3.7 Legal Counsel. One or more Attorney(s) at Law may be selected from time to time by the Members to review the legal affairs of the Company and to perform such other services as



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may be required and to report to the Members with respect thereto. The Legal
Counsel may he removed by the Members without assigning any cause.


                                  ARTICLE IV.
                   MANAGEMENT CERTIFICATES AND THEIR TRANSFER

         4.1 Certificates. Management Certificates representing equity interest in the Company shall be in such form as shall be determined by the Members. Such Management Certificates shall be signed by all the Members. Ml Management Certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the Management Certificates are issued, with the Capital Contribution and the date of issue shall be entered in the Certificate Register of the Company. In case of a lost, destroyed or mutilated Management Certificate, a new one may be issued upon such terms and indemnity to the Company as the Members may prescribe.

         4.2 Certificate Register. Any and all changes in Members or their amount of capital contribution shall be formalized by filing notice of the same with the Secretary of State by amendment of the Articles of Organization. The most recent filing of the Articles or Organization, as amended, shall be deemed the Register of Certificates.

         4.3 Transfers of Shares. Any Member proposing a transfer or assignment or his Certificate shall first notify the Company in writing of all the details of and consideration for the proposed transfer or assignment. The company, for the benefit of the remaining Members, shall have the first right to acquire the equity by cancellation of the Certificate under the same terms and conditions as provided in the formal Articles of Organization as filed with the Secretary of State for Members who are deceased, retired, resigned, expelled, or dissolved.

         If the company declines to elect such option, the remaining Members desiring to participate may proportionately (or in such proportions as the remaining Members may agree) purchase such interest under these same terms and conditions first proposed by the withdrawing Member.

         If the transfer or assignment is made as originally proposed and the other Members fail to approve the transfer or assignment by unanimous written consent, the transferee or assignee shall have no right to participate in the management of the business and affairs of the Limited Liability Company or to become a Member. The transferee or assignee shall only be entitled to receive the share of the profit or other compensation by way of income and the return of contributions to which that Member would otherwise be entitled.


                                   ARTICLE V.
                               BOOKS AND RECORDS

         5.1 Books and Records. The books and records of the company shall be kept at the principal office of the company or at such other places, within or without the state of as the Members shall from time to time determine.

         5.2 Right of Inspection. Any Member of the Company shall have the right to examine at any reasonable time or times for any purpose, the books and records of account, minutes and records of Members and to make copies thereof. Such inspection may be made by any agent or attorney of the Member. Upon the written request of any Member of the company, it shall mail to such Member



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its most recent financial statements, showing in reasonable detail its assets and liabilities and the results of its operations.

         5.3 Financial Records. All financial records shall be maintained and reported based on generally acceptable accounting practices.

                                  ARTICLE VI.
                            DISTRIBUTION OF PROFITS

         The Members may from time to time unanimously declare, and the company may distribute, accumulated profits agreed not necessary for the cash needs of the company's business. Unless Otherwise provided, retained profits shall be deemed an increase in capital contribution of the Company.


                                  ARTICLE VII.
                                    OFFICERS

         7.0 Management. The business of the company shall be conducted under the exclusive management of its Members, who shall have exclusive authority to act for the Company in all matters. The Members may, from time to time, designate certain Members to act for the Company in certain matters as herein specified.

         7.1 Presiding Member. The Presiding Member shall, when present, preside at all meetings of the Members, be the official spokesperson for the Company, and be the person primarily responsible for conducting transactions with the Company's Attorney(s) and Accountant(s). The Presiding Member may sign, on behalf of the Company, such deeds, mortgages, bonds, contracts or other instruments which have been appropriately authorized to be executed by the Members, except in cases where the signing or execution thereof shall be expressly delegated by the Members or by this Operating Agreement or by Statute to some other Officer or agent or the Company; and, in general, he shall perform such duties as may be prescribed by the Members from time to time.

         7.2 Executive Member. The executive officer of the Company shall be responsible for the general overall supervision of the business and affairs of the Company. The specific authority and responsibility of the Executive Officer shall also include the following:

     (1) The Executive Officer shall effectuate this Operating Agreement and the Regulations and decisions of the Members.
     (2) The Executive Officer shall direct and supervise the operations of the Company.
     (3) The Executive Officer, within such parameters as may be set by the Members, shall establish such charges for services and products of the Limited Liability Company as may be necessary to provide adequate income for the efficient operation of the Company.
     (4) The Executive Officer, within the budget established by the Members, shall set and adjust wages and rates of pay for all personnel of the Company and shall appoint, hire and dismiss all personnel and regulate their hours of work.
     (5) The Executive Officer shall keep the Members advised in all matters pertaining to the operation of the Company, services rendered, operating income and expense, financial position, and to this end, shall prepare and submit a report to the Members at each regular meeting and at other times as may be directed by the Members
     (6)  The Executive Officer shall have all powers of the Presiding member.



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         7.3 Other Officers. The Company may, at the discretion or the Members, have additional Officers including, without limitation, a Secretary to record the minutes or the Members and to attest the signature of "the Presiding Member or the Executive Officer, and a Bookkeeper to account for the financial transactions of the Company. These other officers need not be selected from among the Members. One person may hold two or more offices. When the incumbent of an office is (as determined by the incumbent himself or by the Members) unable to perform the duties thereof or when there is no incumbent of an office (both such situations referred to hereafter as the "absence" of the Officer), the duties of the office shall be performed by the person specified by the Members.

         7.4 Election and Tenure. The Officers of the Company shall be elected annually by the Members at the annual meeting. Each Officer shall hold office from the date of his election until the next annual meeting and until his successor shall have been elected, unless he shall sooner resign or be removed.

         7.5 Resignations and Removal. Any Officer may resign at any time by giving written notice to all of the Members, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any Officer may be removed at any time by the Members with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         7.6 Vacancy. A vacancy in any office may be filled for the unexpired portion of the term by the Members.

         7.7 Salaries. The salaries of the officers shall be fixed from time to time by the Members and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Member of the Company.


                                 ARTICLE VIII.
                                 MISCELLANEOUS

         8.1 Notice. Any notice required or permitted to be given, pursuant to the provisions of the Statute, the Articles of Association of the Limited Liability Company or this Operating Agreement, shall be effective as of the date personally delivered, or if sent by mail, on the date deposited with United States Postal Service, prepaid and addressed to the intended receiver at his last known address as shown in the records of the Limited Liability Company.

         8.2 Waiver of Notice. Whenever any notice is required to be given pursuant to the provisions of the Statute, the Articles of Association of the Limited Liability Company or this Operating Agreement, a waiver thereof, in writing, signed by the persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         8.3 Indemnification by Company. The Limited Liability Company may indemnify any person who was or is a party defendant or is threatened to be made a party defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Limited Liability Company) by reason of the fact that he is or was a Member of the Company, Officer, employee or agent of the Company, or is or was serving at the request of the Company, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in


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connection with such action, suit or proceeding if the Members determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Limited Liability Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not in itself create a presumption that the person did or did not act in good faith and in a manner which he reasonably believed to be in the best interest of the Limited Liability Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         8.4 Indemnification Funding. The Company shall fund the indemnification obligations provided by Section 83 in such manner and to such extent as the Members may from time to time deem proper.

         8.5 Duality of Interest Transactions. Members of this Company have a duty of undivided loyalty to this Company in all matters affecting this Company's interests.

         8.6 Anticipated Transactions. Notwithstanding the provision of Section 8.5, it is anticipated that the Members and Officers will have other legal and financial relationships. Representatives of this Company, along with representatives of other entities, may, from time to time, participate in the joint development of contracts and transactions designed to be fair and reasonable to each participant and to afford an aggregate benefit to all participants. Therefore, it is anticipated that this Company will desire to participate in such contracts and transactions and, after ordinary review for reasonableness, that the participation of the Company in such contracts and transactions may be authorized by the Members.

                                  ARTICLE IX.
                           MEDIATION AND ARBITRATION

         9.0 In the event there is a disagreement without resolution among the members, the members agree to present such disagreement for mediation, and failing that, arbitration, according to the provision of the American Arbitration Association.

                                   ARTICLE X.
                                  DISSOLUTION

         10.0 The company shall be dissolved on the first of the following to occur:

         (1) When the period fixed for the duration of the limited liability company expires.
         (2) On the occurrence of events specified in the articles of organization or regulations to cause dissolution.
         (3)      Written consent of all members to dissolution.
         (4) Except as otherwise provided in the regulations, upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the limited liability company, unless there is at least one remaining member and the business of the limited liability company is continued


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                  by the consent of the number of members or class thereof
                  stated in the articles of organization or regulations of the limited liability company or if not so stated, by all remaining members.

         (5) Entry of a decree of judicial dissolution under Section 6.02 of this Act.

                                  ARTICLE XI.
                                   AMENDMENTS

         11.0 Amendments. These Regulations may be altered, amended, restated, or repealed and new Regulations may be adopted by three-fourths action of all of the Members, after notice and opportunity for discussion of the proposed alteration, amendment, restatement, or repeal.

                                 CERTIFICATION

THE UNDERSIGNED, being all of the Members of a Texas Limited Liability Company, hereby evidence their adoption and ratification of the foregoing Regulations of the Company.

EXECUTED by each Member effective as of October 27, 1998.

/s/ RICHARD C. SMITH
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/s/ BRYAN L. WALKER
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